UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 26, 2014

Citigroup Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-9924	52-1568099
(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)

399 Park Avenue, New York, New York		10022
(Address of principal executive offices)		(Zip Code)

(212) 559-1000

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Citigroup Inc.

Current Report on Form 8-K

Item 8.01 Other Events.

On March 26, 2014, the Federal Reserve Board (FRB) announced that it objected to the capital plan submitted by Citi as part of the 2014 Comprehensive Capital Analysis and Review (CCAR). Citi will be permitted to continue with its current capital actions through the first quarter of 2015. These include a $1.2 billion common stock repurchase program and a common stock dividend of $0.01 per share per quarter. These actions are subject to approval by Citi’s Board of Directors in the normal course.

Certain statements included herein, including those regarding the continuation of Citi’s current capital actions, are “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and are subject to uncertainty and changes in circumstances. Actual results and capital and other financial condition may differ materially from those included in these statements due to a variety of factors, including but not limited to the precautionary statements included herein, satisfactory market conditions and any other conditions that may be included in any Citi common stock repurchase program, as well as those factors contained in Citi’s filings with the U.S. Securities and Exchange Commission, including without limitation the “Risk Factors” section of Citi’s 2013 Annual Report on Form 10-K. Any forward-looking statements made by or on behalf of Citi speak only as to the date they are made, and Citi does not undertake to update forward-looking statements to reflect the impact of circumstances or events that arise after the date the forward-looking statements were made.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 26, 2014	CITIGROUP INC.

	By:	/s/ Rohan Weerasinghe
Rohan Weerasinghe
General Counsel and Corporate Secretary

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